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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                       DATE OF REPORT - SEPTEMBER 30, 1997
                        (Date of earliest event reported)



                                 ALKERMES, INC.
             (Exact name of Registrant as specified in its charter)



          PENNSYLVANIA               0-19267                   23-2472830
  (State of incorporation)    (Commission file number)       (IRS employer
                                                              identification
                                                              number)




                64 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)


                            AREA CODE (617) 494-0171
                               (Telephone number)




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ITEM 5.        OTHER INFORMATION.

               As reported in the press release of Alkermes, Inc. (the "Company") published October 6, 1997, the Company and ALZA Corporation ("ALZA") entered into a Clinical Collaboration and Option Agreement, dated as of September 30, 1997 (the "Agreement"), relating to the development and commercialization of RMP-7(TM), the Company's proprietary agent for facilitating drug delivery to the brain. Under terms of the Agreement, ALZA has made a $10 million upfront payment to the Company to fund clinical development; in return, ALZA has obtained the option to acquire exclusive worldwide commercialization rights to RMP-7. If ALZA chooses to exercise its option, ALZA will make additional payments to cover costs associated with advanced clinical development. If RMP-7 is commercialized successfully by ALZA, ALZA will pay the Company certain milestone payments. The Company would be responsible for the manufacturing of RMP-7, and the two companies would share equally in the profits from the sale of the product. The entire text of the Company's press release is incorporated by reference herein and a copy has been filed as an exhibit to this report.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c) Exhibits

                   10.1 Clinical Collaboration and Option Agreement, dated as of September 30, 1997, between ALZA Corporation and Alkermes, Inc.

                   99   Press Release, dated October 6, 1997


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                                   SIGNATURES




               Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  October 24, 1997                  Alkermes, Inc.


                                          By: /s/ Michael J. Landine
                                              ---------------------------------
                                              Michael J. Landine
                                              Senior Vice President and Chief
                                              Financial Officer


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                                 ALKERMES, INC.

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX



Exhibit No.                         Exhibit
-----------                         -------

10.1 Clinical Collaboration and Option Agreement, dated as of September 30, 1997, between ALZA Corporation and Alkermes, Inc.

99                  Press Release, dated October 6, 1997


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